COMMUNITY DISTRIBUTORS, INC.

                               10 1/4% SENIOR NOTE
                                    DUE 2004

No. 1                                                               $80,000,000


     Community Distributors, Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $80,000,000 Dollars, on October 15, 2004.

     Interest Payment Dates: April 15 and October 15 commencing October 15,
1998.

     Record Dates: April 1 and October 1

     Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  October 16, 1997

                                    COMMUNITY DISTRIBUTORS, INC., a
                                    Delaware corporation

[Seal]

                                         Name:
                                        Title:

Attest: ______________________________________
   Name:
   Title:

                 FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities described in the within-mentioned Indenture.

Dated:  October 16, 1997

THE BANK OF NEW YORK
as Trustee



By: ________________________________
    Authorized Signatory

                          COMMUNITY DISTRIBUTORS, INC.

                          10 1/4% Senior Note due 2004

     Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE UNITED STATES
         SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS
         DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (A) (1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI"), OR (D) IT HAS OTHERWISE ACQUIRED THIS NOTE OR A BENEFICIAL INTEREST HEREIN IN ACCORDANCE WITH THE TERMS OF THE INDENTURE RELATING TO THIS NOTE AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT
         (A) TO THE COMPANY OR CDI GROUP, INC., (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, THE TRUSTEE AND THE REGISTRAR THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH

         ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, THE TRUSTEE AND THE REGISTRAR) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTIONS," "U.S. PERSONS" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

1. Interest.

     Community Distributors, Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 10 1/4% per annum from October 16, 1997 until maturity. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 10 1/4% per annum compounded semi-annually.

     The Company will pay interest semi-annually on April 15 and October 15 of each year (each, an "Interest Payment Date"), commencing April 15, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from the date of issuance. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2. Method of Payment.

     The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the April 1 or October 1 immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("Cash"). The Securities will be payable as to principal, premium, if any, and interest, and the Securities may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose within the Borough of Manhattan, The City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on all Global Securities, and all other Securities the Holders of which shall have provided wire transfer instructions to an account within the United States to the Company or the Paying Agent at least five days before the relevant Record Date. Until otherwise designated by the Company, the Company's office or agency will be the corporate trust office of the Trustee presently located at The Bank of New York, 101 Barclay Street, Floor 21W, N.Y., NY. 10286, Attn: Corporate Trust Trustee Administration.

3. Paying Agent and Registrar.

     Initially, The Bank of New York (the "Trustee," which term includes any successor Trustee under the Indenture) will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co- Registrar.

4. Indenture.

     The Company issued the Securities under an Indenture, dated as of October 16, 1997 (the "Indenture"), among the Company, CDI Group, Inc., a Delaware corporation (the "Holding Company") and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as amended. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are senior unsecured general obligations of the Company limited in aggregate principal amount to $80,000,000. The Securities are guaranteed on a senior basis by the Holding Company and each of the Company's future Subsidiaries (together with the Holding Company, the "Guarantors").

5. Redemption.

     The Securities may be redeemed, at the option of the Company, in whole or in part, at any time on or after October 15, 2001, at the Redemption Price (expressed as a percentage of principal amount) set forth below with respect to the indicated Redemption Date, together with any accrued but unpaid interest to the Redemption Date (subject to the right of Holders of record on a Record Date to receive interest due on the Interest Payment Date that is on or prior to such Redemption Date). The Securities may not be so redeemed prior to October 15, 2001, except as provided in the immediately following paragraph.

          If redeemed during
          the 12-month period
          commencing                                         Redemption Price

          2001........................................             105.125%
          2002  ......................................          102.562%
          2003 and thereafter.........................          100.000%

     Notwithstanding the foregoing, prior to October 15, 2000, the Company may redeem from time to time up to 35% of the aggregate principal amount of the Securities originally outstanding at a redemption price of 110.25% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date, with the net proceeds of one or more Equity Offerings; provided, that at least 65% of the aggregate principal amount of the Securities originally outstanding remain outstanding immediately after the occurrence of such redemption; provided, further, that such notice of redemption shall be sent within 30 days after the date of closing of any such Equity Offering, and such redemption shall occur within 60 days after the date such notice is sent.

     Any such redemption will comply with Article III of the Indenture.

6. Notice of Redemption.

     Notice of redemption will be sent by first class mail, at least 30 days and not more than 60 days prior to the Redemption Date to the Holder of each Security to be redeemed at such Holder's last address as then shown upon the registry books of the Registrar. Securities may be redeemed in part in multiples of $1,000 only.

     Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent on such Redemption Date, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price, plus any accrued and unpaid interest on the Redemption Date.

7. Denominations; Transfer; Exchange.

     The Securities are in fully registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of Securities in accordance with the Indenture. No service charge will be made for any registration of transfer or exchange of the Securities, but the Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charge payable in connection therewith. The Registrar need not register the transfer of or exchange any Securities (a) selected for redemption except the unredeemed portion of any Security being redeemed in part or (b) for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redemption and ending at the close of business on the day of such mailing.

8. Persons Deemed Owners.

     The registered Holder of a Security may be treated as the owner of it for all purposes.

9. Unclaimed Money.

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and any such Paying Agent(s) with respect to such money shall cease.

10. Discharge Prior to Redemption or Maturity.

     Except as set forth in the Indenture, if the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders, Cash, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Securities to redemption or maturity and comply with the other provisions of the Indenture relating thereto, the Company and the Guarantors will be discharged from certain provisions of the Indenture and the Securities (including the restrictive covenants described in paragraph 12 below, but excluding their obligation to pay the principal of, premium, if any and interest on the Securities).

11. Amendment; Supplement; Waiver.

     Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding except that any amendments or supplements to the provisions relating to the right of Holders to require repurchase upon a Change of Control, described in paragraph 13 below, in any manner adverse to the Holders shall require the consent of Holders of not less than 66 2/3% of the aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may under certain circumstances amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security.

12. Restrictive Covenants.

     The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness and Disqualified Capital Stock, pay dividends or make certain other Restricted Payments, enter into certain transactions with Affiliates, incur Liens, sell assets and subsidiary stock, merge or consolidate with any other Person or transfer (by lease, assignment or otherwise) substantially all of the properties and assets of the Company. The limitations are subject to a number of important qualifications and exceptions. The Company must periodically report to the Trustee on compliance with such limitations.

13. Repurchase at Option of Holder.

     (a) If there is a Change of Control, the Company shall be required to offer to purchase on the Change of Control Purchase Date all outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. Holders of Securities will receive a Change of Control Offer from the Company prior to any related Change of Control Purchase Date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

     (b) The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to sell assets and subsidiary stock. In the event the proceeds from a permitted Asset Sale exceed certain amounts, as specified in the Indenture, the Company generally will be required either to reinvest the proceeds of such Asset Sale in a Related Business, use such proceeds to retire debt, or to make an asset sale offer to purchase a certain amount of each Holder's Securities at 100% of the principal amount thereof, plus accrued interest, if any, to the purchase date, as more fully set forth in the Indenture

14. Notation of Guarantee.

     As set forth more fully in the Indenture, the Persons constituting Guarantors from time to time, in accordance with the provisions of the Indenture, unconditionally and jointly and severally guarantee, in accordance with Section 11.1 of the Indenture, to the Holder and to the Trustee and its successors and assigns, that (i) the principal of, premium, if any, and interest on the Security will be paid, whether at the Maturity Date or Interest Payment Dates, by acceleration, call for redemption or otherwise, and all other obligations of the Company to the Holders or the Trustee under the Indenture or this Security will be promptly paid in full or performed, all in accordance with the terms of the Indenture and this Security, and (ii) in the case of any extension of payment or renewal of this Security or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of such extension or renewal, whether at the Maturity Date, as so extended, by acceleration or otherwise. Such guarantees shall cease to apply, and shall be null and void, with respect to any Guarantor who, pursuant to
Article XI of the Indenture, is released from its guarantees, or whose guarantees otherwise cease to be applicable pursuant to the terms of the Indenture.

15. Ranking.

     The indebtedness of the Company evidenced by the Notes will rank senior in right of payment to all existing and future subordinated indebtedness of the Company and pari passu in right of payment with all other existing or future unsubordinated indebtedness of the Company.

16. Successors.

     When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

17. Defaults and Remedies.

     If an Event of Default occurs and is continuing (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization), then in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest), if it determines that withholding notice is in their best interest.

18. Trustee or Agent Dealings with Company.

     The Trustee and each Agent under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee and such Agent.

19. No Recourse Against Others.

     No direct or indirect stockholder, employee, officer or director, as such, past, present or future, of the Company, the Guarantors or any successor entity shall have any personal liability in respect of the obligations of the Company or the Guarantors under the Securities or the Indenture by reason of his or its status as such stockholder, employee, officer or director, except to the extent such Person is the Company or a Guarantor. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

20. Authentication.

     This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

21. Abbreviations and Defined Terms.

     Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TENENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

22. CUSIP Numbers.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

23. Additional Rights of Holders of Securities.

     Certain Holders of the Securities may be entitled to certain registration rights with respect to such Securities pursuant to, and subject to the terms of, the Registration Rights Agreement.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

     Community Distributors, Inc.
     251 Industrial Parkway
     Branchburg Township

     Somerville, New Jersey  08876
      Attn:  President

24. Governing Law.

     The Indenture and the Securities shall be governed by and construed in accordance with the internal laws of the State of New York without regard to principles of conflicts of law.

                                   ASSIGNMENT


                  I or we assign this Security to

__________________________________________________________

__________________________________________________________

__________________________________________________________
(Print or type name, address and zip code of assignee)


     Please insert Social Security or other identifying number of assignee

_________________________

and irrevocably appoint __________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

     In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Securities and Exchange Commission of the effectiveness of a registration statement under the Securities act of 1933, as amended (the "Securities Act") covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) October 16, 1999, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that:

                                   [Check One]

     |_| (a) this Security is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

     |_| (b) this Security is being transferred other than in accordance with
(a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer or registration set forth herein and in Section 2.6 of the Indenture shall have been satisfied.



Dated:  __________ Signed:  ______________________________

__________________________________________________________

                                     (Sign exactly as name appears on
                                     the other side of this Security)

                                           Signature Guarantee(3)
--------
(3) NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized Signature Guaranty Programs:
         (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Security purchased by the Company pursuant to Section 4.13 or Article X of the Indenture, check the appropriate box:

     |_|  Section 4.13  |_|  Article-X

     If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.13 or Article X of the Indenture, as the case may be, state the amount you want to be purchased: $________



Date:  ________________ Signature: ________________________
                                   (Sign exactly as your name
                                   appears on the other side of
                                   this Security)



                                   Signature Guarantee(4)
--------
(4) NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized Signature Guaranty Programs:
         (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

                 SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES

     The following exchanges of a part of this Global Security for Definitive Securities have been made:

              Amount of                Amount of                Principal Amount              Signature of
              decrease in              increase in              of this Global                authorized signatory of
Date of       Principal Amount         Principal Amount of      Security following            Trustee or
Exchange      of this Global           this Global              such decrease (or             Securities
              Security                 Security                 increase)                     Custodian
--------------------------------------------------------------------------------------------------------------------------

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
TRANSFER OF SECURITIES

Re:  10 1/4% SENIOR NOTES DUE 2004 OF COMMUNITY DISTRIBUTORS, INC.

     This Certificate relates to $______ principal amount of Securities held in (check applicable box) _____ book-entry or ______ definitive form by _____ (the "Transferor").

The Transferor (check applicable box):

     |_| has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

     |_| has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

     In connection with such request and in respect of each such Security, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above-captioned Securities and as provided in Section 2.6 of such Indenture, the transfer of this Security does not require registration under the Securities Act (as defined below) because (check applicable box):

     |_| Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.6(a)(ii)(A) or Section 2.6(d)(i)(A) of the Indenture).

     |_| Such Security is being transferred to a "qualified institutional buyer" (within the meaning of Rule 144A promulgated under the Securities Act), that is aware that any sale of Securities to it will be made in reliance on Rule 144A under the Securities Act and that is acquiring such Transfer Restricted Security for its own account, or for the account of another such "qualified institutional buyer" (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06 (d)(i)(B) of the Indenture).

     |_| Such Security is being transferred pursuant to an exemption from registration in accordance with Rule 144, or outside the United States in an Offshore Transaction in compliance with Rule 904 under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.6(a)(ii)(C) or Section 2.6(d)(i)(C) of the Indenture).

     |_| Such Security is being transferred to an institutional "accredited investor" within the meaning of Rule 501(A)(1), (2), (3) or (7) under the Securities Act that is acquiring the Security for its own account, or for the account of such an institutional accredited investor, not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act, and a letter in the form of Annex A to this Security accompanies this Certificate, and, if such transfer is in respect of an aggregate principal amount of Securities less than $250,000, an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act accompanies this Certificate (in satisfaction of Section 2.6(a)(ii)(D) or Section 2.6(d)(i)(D) of the Indenture).

     |_| Such Security is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act and in accordance with applicable securities laws of the states of the United States, other than as provided in the three immediately preceding paragraphs. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.6(a)(ii)(E) or Section 2.6(d)(i)(E) of the Indenture).




                              [INSERT NAME OF TRANSFEROR]



                              By: ________________________________


Date: ____________________________

                          ANNEX A TO OFFERING SECURITY

                        Investor Letter of Representation

Community Distributors, Inc.
The Bank of New York, as Trustee

c/o The Bank of New York
101 Barclay Street, Floor 21W
New York, NY 10286
Attn: Corporate Trust Trustee Administration

Ladies and Gentlemen:

     This letter is delivered by the undersigned to request a transfer of $ principal amount of the 10 1/4% Senior Notes due 2004 (the "Notes") of Community Distributors, Inc. (the "Company"). The Notes are described in that certain Offering Memorandum (the "Offering Memorandum") dated October 10, 1997 relating to the offering of the Notes. We acknowledge receipt of the Offering Memorandum and acknowledge that we have read the Offering Memorandum, including the information on pages 68-69, have had access to such financial and other information and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes.

     Upon transfer the Notes would be registered in the name of the undersigned:

                                  Name: _______________________

                                  Address: ____________________

                                  Taxpayer ID Number: _________________

     The undersigned represents and warrants to you that:


(a) We are an institutional "accredited investor" (as defined in Rule 501(a)(1),(2),(3),or (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing Notes for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Notes for investment purposes and not with a view to, or for offer or sale in connection with any distribution in violation of the Securities Act, and we have such knowledge and experience in financial and business matters as to be capable of evaluating


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

     the merits and risk of our investment in the Notes and invest in or purchase securities similar to the Notes in the normal course of our business and we, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment. We confirm that neither the Company nor any person acting on its behalf has offered to sell the Notes by, and that we have not been made aware of the offering of the Notes by, any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio.

     (b) We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Securities Act, if applicable) under the Securities Act as in effect on the Note of the transfer, (the "Resale Restriction Termination Date") only (a) to the Company or the Holding Company,
(b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A under the Securities Act (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) in an offshore transaction complying with Rule 903 or 904 of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1),(2),(3),or (7) under the Securities Act that is purchasing for its own account or for the account of an institutional "accredited investor", in each case, with respect of the Notes, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the from of this letter to the Company and the trustee (the "Trustee") under the indenture, dated as of October 16, 1997, between the Company, CDI Group, Inc. and the Trustee relating to the Notes, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1),(2),(3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer, prior to the Resale Restriction Termination Date, of the Notes (i) pursuant to clause (e) above (if such transfer is in respect of an aggregate principal amount of Securities less than $250,000) or (ii) pursuant to clause (f) above, to require the delivery of an opinion of counsel satisfactory to the Company and the Trustee.


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     (c) We understand that the Notes will be in the form of definitive physical certificates bearing the legend set forth in clause (4) in the "Notice to Investors" section of the Offering Memorandum.

     We acknowledge that you, the Initial Purchasers and others will rely upon our confirmations acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations and warranties herein ceases to be accurate and complete.

     THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.



                                         _______________________________



                                         By: ___________________________


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